Exhibit 99.1

“Efficiency Wins the Race” - Design News Magazine Features Raser Cover Story in June 2005 Issue

PROVO, Utah—(BUSINESS WIRE)—July 1, 2005—Raser Technologies, Inc. (OTCBB: RSTG—News), (“Raser”, the “Company”), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies was recently featured as a cover story article in Design News Magazine. The full article may be accessed at: http://www.designnews.com/article/CA603742.html

The article, written by Joseph Ogando of Design News, titled, “There is Something Missing from Raser Technologies Race Car - The Engine,” covers Raser’s demonstrated high torque and efficiency gains as well as various applications addressable by the Company’s Symetron(TM) technology.

In the article, Raser’s Chief Technology Officer Mr. Tim Fehr states that, in his view, the biggest selling point for Raser’s technology is that the Symetron motors achieve such a high torque density because they run efficiently while the motor generates high peak torque levels. Fehr adds: “We’re able to extract a greater continuous torque at higher efficiencies from induction motors than was possible with current design practice.”

About Raser Technologies

Formed in 2003, Raser believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser may be found at: www.rasertech.com.

About Design News Magazine

Design News, in print for over 50 years, has a circulation of more than 170,000. It covers the latest tools, components, and materials used in mechanical and electromechanical design of a broad range of products. Articles feature successful engineering projects and new technologies that will spark ideas and assist our readers in the design of new products. All articles are written by the magazine’s staff of editors, many of whom are engineers themselves. Further information on Design News may be found at: www.designnews.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; the Company’s ability to establish licensed production capabilities; the Company’s ability to secure military contracts; the suitability of the Company’s technology for industrial applications; the Company’s ability to increase institutional investor holdings in the Company; the Company’s ability to obtain analyst coverage; the Company’s ability to execute its growth strategies; the Company’s ability to execute licensing, acquisitions and joint venture arrangements; and the Company’s beliefs regarding its research and development efforts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies, Inc.

William Dwyer, 801-765-1200

investorrelations@rasertech.com

or

ISD, Inc.

Jody Janson, 585-232-5440

jody@istockdaily.com

www.istockdaily.com